LIFE PARTNERS GROUP, INC. AND SUBSIDIARIES
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                       DESCRIPTION OF PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated financial statement for Life Partners Group, Inc. and its subsidiaries (collectively, "Life Partners") presents Life Partners' results of operations for the year ended December 31, 1995, giving pro forma effect to the acquisition of Lamar Financial Group, Inc. and its subsidiaries (collectively, "Lamar"), as described in the notes accompanying such financial statement.

    The pro forma financial statement presented herein is not necessarily indicative of what the results of operations actually would have been if the acquisition of Lamar had occurred at the date indicated. Furthermore, the pro forma financial statement is not intended to be indicative of Life Partners' future results of operations and should be read in conjunction with historical consolidated financial statements and the related notes thereto included in Life Partners' Form 10-K for the year ended December 31, 1995.



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


                   LIFE PARTNERS GROUP, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                     Historical
                                          ------------------------------------
                                                                   Lamar
                                          Life Partners          Financial
                                           Group, Inc.          Group, Inc.
                                           -----------          -----------
                                           Year Ended          Three Months
                                          December 31,        Ended March 31,     Adjustments
                                              1995                  1995          Add (Deduct)       Pro Forma
                                              ----                  ----          ------------       ---------
Income:
    Total premium income and
      other considerations..............    $ 280,080           $   7,836          $    --            $ 287,916
    Net investment income...............      277,068              14,644              (332)(2)         291,380
    Net realized gains..................       15,785                 113              (113)(3)          15,785
    Other income........................        3,183                  49               --                3,232
                                            ---------            --------           -------            --------
                                              576,116              22,642              (445)            598,313
                                            ---------            --------           -------            --------
Benefits, expenses and costs:
    Policyholder benefits...............      153,307               1,672                               154,979
    Interest credited to policyholders..      165,415               7,943                               173,358
    Amortization of deferred policy
      acquisition costs, cost of
      insurance acquired and
      deferred policy fees..............      148,659               3,560            (3,560)(4)         154,111
                                                                                      5,452 (4)
    Other operating expenses............       94,784               5,063                                99,847
    Amortization of goodwill............        2,745                  60               (60)(5)           2,864
                                                                                        119 (5)
    Interest expense....................       27,861               1,084              (463)(1)          28,073
                                                                                     (1,084)(6)
                                                                                        675 (6)
                                            ---------            --------           -------            --------
                                              592,771              19,382             1,079             613,232
                                            ---------            --------           -------            --------
Operating earnings (loss) before
    income taxes........................      (16,655)              3,260            (1,524)            (14,919)
Federal income tax expense (benefit)....       (3,271)              1,154              (513)(7)          (2,630)
                                            ---------            --------           -------            --------

Net earnings (loss) applicable to
    common stock........................    $ (13,384)           $  2,106          $ (1,011)          $ (12,289)
                                            =========            ========          ========           =========

Weighted average common shares
    and common equivalent shares
    outstanding.........................   27,127,171                               650,017          27,777,188
                                           ==========                               =======          ==========

Net earnings (loss) per common
    share and common equivalent
    share outstanding...................       $(0.49)                                                   $(0.44)
                                               ======                                                    ======

                 The accompanying notes are an integral part of
                      the pro forma condensed consolidated
                              financial statement.

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                   LIFE PARTNERS GROUP, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                   (Unaudited)

1.  Basis of Presentation

    On April 28, 1995, Life Partners Group, Inc. ("Life Partners") consummated the acquisition of Lamar Financial Group, Inc. ("Lamar"), together with all its subsidiaries, including Lamar Life Insurance Company of Jackson, Mississippi. Under the terms of the transaction, Life Partners issued common stock valued at approximately $39 million and paid approximately $88 million in cash, $36 million of which was provided by drawing upon Life Partners' $50 million revolving credit facility.

    The unaudited pro forma condensed consolidated statement of operations presents the consolidated results of operations of Life Partners and Lamar for the year ended December 31, 1995, as if this acquisition had been effective January 1, 1995, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes.

    The unaudited pro forma condensed consolidated financial statement and the related notes reflect the application of the purchase method of accounting for the Lamar acquisition. Under this method, the purchase price was allocated to the assets acquired and liabilities assumed based on their respective estimated fair values at the date of acquisition, including an adjustment for income tax effects for the difference between the assigned values and the tax bases of the assets and liabilities.

    Life Partners' historical results of operations for the year ended December 31, 1995, include the results of operations of Lamar from the date of acquisition only. As a practical matter, the historical operations of Life Partners include the gross revenues and expenses of Lamar for the nine months ended December 31, 1995, with an offsetting net charge recorded as interest expense of $0.5 million relating to the net earnings of Lamar from April 1, 1995, to April 28, 1995, the date of closing. Such net charge was eliminated in the pro forma adjustments.

    The actual consolidated statement of operations of Life Partners reflecting the Lamar acquisition will differ from the pro forma financial statement included herein. The unaudited pro forma condensed consolidated financial statement is intended for informational purposes only and may not be indicative of Life Partners' future results of operations.

    Life Partners anticipates cost savings as a result of consolidating the majority of Lamar's operations at Life Partners in the year of acquisition. Such cost savings, as well as anticipated future cost savings, have not been included as adjustments in the pro forma condensed consolidated financial statement.

2.  Net Investment Income

    Cash used in the acquisition was assumed to be obtained from available cash and short term investments and through the sale of fixed maturity investments available-for-sale resulting in a reduction of historical investment income. In addition, Lamar's historical investment yields were revised based on market yields at the purchase date.

3.  Net Realized Losses

    Net realized losses recorded on Lamar's historical consolidated financial statements were reversed for purposes of the pro forma condensed consolidated financial statements. These losses would not have been realized as Lamar's purchased bases in the investments sold would have been adjusted to fair value, assuming the transaction occurred at January 1, 1995.

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                   LIFE PARTNERS GROUP, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                   (CONTINUED)
                                   (Unaudited)




         4. Deferred Policy Acquisition Costs, Cost of Insurance Acquired and Deferred Policy Fees

                  Historical   deferred  policy   acquisition   costs,  cost  of
                  insurance acquired, deferred policy fees and the related amortization of such accounts were eliminated as the amounts were reflected in the determination of the acquisition cost of insurance acquired.

                  A portion of the purchase price paid for Lamar was allocated to the cost of insurance acquired based on the actuarially determined future profits from policies acquired in the purchase of Lamar. The asset is amortized with interest in relation to the expected gross profits, including direct charge-offs for any excess of the unamortized asset over the expected gross profits.

         5.       Goodwill

                  Goodwill recorded on Lamar's historical consolidated financial statements was eliminated under purchase accounting. The excess of the cost of the investment in Lamar over the fair value of the net assets was allocated to acquisition goodwill. Acquisition goodwill is being amortized on the straight-line basis over a 40-year period.

         6.       Lamar Notes Payable

                  Notes payable and the related interest expense recorded on Lamar's historical consolidated financial statements were eliminated because part of the acquisition proceeds was used to pay off the notes. Interest expense was further adjusted to reflect the borrowing of $36 million on the Life Partners revolving credit facility.

         7.       Federal Income Taxes

                  The pro forma consolidated financial statement adjustments are tax effected at 35%, as applicable.

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